Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS SECOND QUARTER RESULTS
Exiting Home Lending Business
Asset Manager and Portfolio Management Strategies Progress

Quarterly Financial Highlights

•	Loss of $0.70 per share, with $2.58 per share loss on home lending business exit
•	$0.71 per share gain on sale of U.S. construction portfolio
•	Completed Healthcare REIT and CLO transactions
•	Commercial credit metrics remain favorable

        NEW YORK – July 18, 2007 – CIT Group Inc. (NYSE: CIT), today reported a diluted loss per share of $0.70 for the 2007 quarter, versus $1.16 of earnings per share for the 2006 quarter. The net loss attributable to common shareholders was $134.5 million for the current quarter, versus $236.0 million income for the prior year quarter.

        The net loss included noteworthy items related to executing active portfolio management and other operating initiatives as follows:

•	a pretax charge of $765 million (net of pre-existing credit reserves of $228 million, but including unamortized origination costs) relating to a fair value adjustment on $10.6 billion of receivables transferred to assets held for sale in connection with the planned exit of our home lending business ($495.3 million after tax, $2.58 per share loss);
•	a pretax gain of $228.7 million, from the sale of our $2.6 billion U.S. construction portfolio ($136.9 million after tax, $0.71 per share gain); and
•	a pretax charge of $34.9 million for employee termination benefits in conjunction with non-home lending work force reductions ($21.1 million after tax, $0.11 per share loss).

        “Although we made progress executing on our business strategy, it was a challenging quarter where we had to make some tough decisions,” said Jeffrey M. Peek, Chairman and Chief Executive Officer of CIT. “All CIT’s businesses must meet rigorous return standards. As a result, we decided to exit home lending and construction enabling us to redeploy resources to higher returning businesses. While we believe exiting home lending is the right decision, it significantly impacted our current results.”

        ”In terms of strategic progress, we advanced our business through active portfolio management and asset manager initiatives. We acquired Citigroup’s $2 billion U.S. Business Technology Finance unit and Edgeview Partners, further building our core franchise. The completion of our CLO and a healthcare REIT reflect solid progress in building an asset manager model. We have also decided to pursue a public offering option for a portion of our Aerospace portfolio. We are confident that our actions in this difficult quarter will deliver long-term shareholder value.”

        Excluding the noteworthy items described above, quarterly earnings improved over the prior year on higher finance revenue, due to higher earning assets, a lower effective tax rate and strong year over year volume growth. The current quarter was also negatively impacted by a $22.5 million charge ($0.07 EPS) in non-spread revenue relating to the disposition of a waste-to-energy plant previously acquired in a loan workout and $14.6 million of home lending operating losses ($0.04 EPS).

1

Consolidated Financial Highlights:

Net Finance Revenue

•	Net finance revenue was up 17% from last year and 9% from last quarter on higher assets and spread expansion from last quarter.
•	Net finance revenue as a percentage of average earning assets was 2.89%, versus 2.83% last quarter and 3.16% last year. The decline from last year is primarily due to competitive pricing, capital initiatives, and lower yield-related fees, while benefits from refinancing debt earlier this year contributed to the sequential increase.
•	Operating lease net revenue, driven primarily by aerospace and rail equipment rentals, was 7.24% of average operating leases, up from 6.48% last year and 6.82% last quarter.

Other Revenue

•	Other revenue increased over last year and last quarter, driven by the previously-mentioned construction sale gain. Excluding this item, non-spread revenue declined from both periods, as higher syndication fees and gains from receivable sales were offset by lower fees and other income during the quarter. The year over year decline in fee income primarily reflected a Transportation Finance commercial aircraft insurance recovery in the prior year, while the sequential decrease reflected lower joint venture profits and reduced structuring fees.
•	Excluding the construction sale, during the quarter we sold or syndicated receivables of $3.1 billion (28% of origination volume), compared to $2.2 billion (22%) last year.

Credit Quality

•	Net charge-offs as a percentage of average finance receivables were up from last quarter and last year, due to home lending and lower commercial recoveries. Excluding home lending, charge-offs were 0.34% and 0.24% for the current and prior year quarters.
•	Second quarter home lending net charge-offs were $38.4 million (1.37% of average finance receivables), up from $30.8 million (1.20%) and $18.8 million (0.84%) last quarter and last year.
•	Total 60+ day owned delinquencies as a percentage of finance receivables were up from last quarter and a year ago, primarily due to home lending. Excluding both home lending and student lending, delinquencies were 1.16%, versus 1.15% last quarter and 1.47% last year.
•	Non-performing assets (non-accrual loans plus repossessed assets) were up from last quarter and last year on higher home lending trends. Excluding both home lending and student lending, non-performing assets were 0.83%, unchanged from last quarter and down from1.31% last year.
•	The provision for credit losses increased $25 million over last year reflecting higher net charge-offs and additional reserves, both of which were driven by home lending.
•	The reserve for credit losses declined $196 million from last quarter, reflecting the transfer of $210 million in home lending reserves into the carrying value of assets held for sale. Excluding specific reserves and U.S. Government guaranteed student loans, the reserve was 1.22% of finance receivables, flat with last quarter (excluding home lending).

Expenses

•	For the quarter, salaries and general operating expenses were up from a year ago and last quarter. Sequentially, lower employee costs were offset by increases related to the acquisition of Citigroup's U.S. Business Technology Finance unit, along with higher legal and settlement costs.

2

During the quarter, we entered into a Cooperation Agreement and Assurance of Discontinuance with the New York Attorney General’s Office pursuant to which we made a $3 million contribution to a national fund for educating students and their families about the financial aid process. The increase from last year primarily reflects higher employee costs on increased headcount, as well as incremental costs associated with acquisitions.
•	The provision for severance and real estate exit activities totaled $35 million for the quarter for cost saving actions across the Company, which covered the elimination of approximately 300 positions.
•	Employee headcount totaled approximately 7,310, down from 7,500 at March 31, 2007.
•	The efficiency ratios were 40.0% for the current quarter, 46.0% last year and 44.0% last quarter. The improvement is due to the previously stated noteworthy items. Excluding the noteworthy items, the efficiency ratio was 48.3%.

Volume and Assets

•	Origination volume for the quarter, excluding factoring, was $10.9 billion, up 9% over last year, on higher results in Corporate Finance and Vendor Finance. Excluding home lending, origination volume increased 15% over last year.
•	Managed assets were up 19% over last year, driven by the combination of higher origination volume and acquisitions.
•	Significant asset transactions during the quarter included: the purchase of approximately $2.0 billion of Citigroup’s U.S. business technology finance unit, the sale of approximately $2.6 billion of assets of our U.S. construction portfolio, the $765 million fair value adjustment to home lending assets, and a total of $500 million of assets sold into the newly established healthcare REIT and the CLO.

Capitalization

•	The ratio of total tangible equity to managed assets at June 30, 2007 was 8.27%, compared to 8.65% last quarter and 9.59% last year.

Segment Results:

Corporate Finance

•	Excluding the construction sale, total net revenues before provision for credit losses increased 12%. Net finance revenue after depreciation was up on higher assets. In addition to the gain, other revenue was driven by strong syndication fees, which were offset by the charge on an energy plant asset. During the quarter, we syndicated or sold $1.5 billion of receivables, compared to $0.7 billion last year.
•	As a percentage of average earning assets, net finance revenue decreased from last year on tighter spreads reflecting market liquidity.
•	Net charge-offs increased from last year on lower recoveries. Delinquencies were up and non-performing assets were down slightly from last quarter.
•	Volume was up 17% from last year and was broad-based.
•	Return on risk adjusted capital was 37.4%, up from 13.5% last year due to the construction portfolio gain. Excluding the construction gain, return on risk adjusted capital was 12.4%.

3

Transportation Finance

•	Total net revenues were up from last year on an increase in net finance revenue after depreciation, partially offset by a decrease in other revenue due to the previously mentioned insurance recovery last year.
•	As a percentage of average earning assets, net finance revenue after depreciation increased 51 bps from last year on stronger operating lease margins in both aerospace and rail. Sequentially, aerospace utilization and lease rates were stable, while rail utilization and lease rates declined slightly.
•	Delinquencies and non-performing accounts were down slightly from last quarter.
•	Volume for the quarter was down from last year, as the decrease in aircraft deliveries offset an increase in rail volume.
•	Return on risk-adjusted capital declined to 15.4% from 18.5% last year.

Trade Finance

•	Total net revenues were up slightly from last year primarily due to an increase in net finance revenue, partially offset by a decrease in other revenue due to lower commission rates.
•	As a percentage of average earning assets, net finance revenue decreased 22 bps from the prior year reflecting high market liquidity and competitive pricing.
•	Net charge-offs were up 24 basis points from last year, while delinquencies and non-performing accounts were down from last quarter.
•	Factored volumes were essentially flat compared to last year.
•	Return on risk adjusted capital declined to 16.5% from 18.5% last year.

Vendor Finance

•	Total net revenues were up modestly from last year, as growth in net finance revenues on higher asset balances was offset by lower other revenue, reflecting lower joint venture earnings and reduced end of lease revenue in international businesses.
•	As a percentage of average earning assets, net finance revenue after depreciation was down from last year, primarily due to thinner spreads in recent acquisitions.
•	Credit metrics remained strong as net charge-offs of 0.59% for the quarter were down from last year; delinquencies improved from last quarter and non-performing accounts were flat.
•	Total new business volume grew 20% over last year as both international and domestic volumes increased with the addition of recent acquisitions. Excluding Dell in the U.S. and recent acquisitions, volumes were up 14%.
•	Return on risk-adjusted capital of 15.4% was down from 19.7% and 25.8% last quarter and last year. The decline reflects acquisition goodwill and unrealized cost synergies.

Consumer and Small Business Lending

•	Total net revenues improved, driven by an increase in net finance revenue on higher assets but partially offset by a decline in other revenue (lower asset gains).
•	Net finance revenue as a percentage of average earning assets was down 26 bps from last year primarily due to lower lending spreads and portfolio mix.
•	During the quarter, $1.3 billion (including $0.4 billion of home lending) was sold, versus $1.2 billion ($0.8 billion) last year.
•	Net charge-offs were up from last year on higher home lending charge-offs, which increased to 1.37% this quarter from 0.84% last year. Excluding home lending, net charge-offs were 0.34%, up from 0.26% last year.

4

Increases in home lending delinquencies (6.50% from 2.88%) and non-performing accounts (6.58% from 2.70%) reflect the negative impact of economic conditions in this portfolio. Excluding home lending, delinquencies increased to 4.78% from 3.24% last year due to student lending (U.S. government guaranteed), while non-performing accounts were flat. See page 14 for selected home lending portfolio statistics.
•	Results include the pretax charge of $765 million relating to the fair value adjustment on $10.6 billion of receivables transferred to assets held for sale in connection with the planned exit of our home lending business.
•	Results include a $25 million home lending credit reserve increase that was recorded prior to the transfer of the receivables into assets held for sale.
•	New business volume increases in student and small business lending were offset by a decrease in home lending business volume.
•	Return on risk-adjusted capital declined to a loss from 7.7% last year reflecting the exit related fair value adjustment, higher home lending charge-offs and the reserve increase. Excluding the fair value adjustment, return on risk adjusted capital was 2.4%.

Corporate and Other

•	Corporate and other expenses dampened return on equity by approximately 200 bps this quarter and last year.

Earnings Guidance

        Due to the weakness in home lending operations, we are providing second half guidance of $2.60 to $2.70 per share, a $0.25 reduction from our original estimate. We are also reaffirming our target of 15% return on common equity.

5

Conference Call and Webcast:

        We will discuss this quarter’s results, as well as ongoing strategy, on a conference call and audio webcast today at 11:00 am (EDT). Interested parties may access the conference call live today by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers, and reference access code “CIT Group” or access the audio webcast at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm (EDT) July 25, 2007, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 13791892, or at the following website: http://ir.cit.com.

About CIT:

        CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has approximately $80 billion in managed assets and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a member of the S&P 500 Index, holds leading positions in cash flow lending, vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its global headquarters in New York City, CIT has approximately 7,300 employees in locations throughout North America, Europe, Latin America, and Asia Pacific. www.CIT.com

Forward-Looking Statements:

        This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available with this release and on our website at http://ir.cit.com.

###

Contact:

Investor Relations Media Relations	Steven Klimas C. Curtis Ritter	Vice President Director of External Communications and Media Relations	(973) 535-3769 (212) 461-7711 curt.ritter@cit.com

        Individuals interested in receiving future updates on CIT via e-mail can register at http://newsalerts.cit.com

6

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENTS
(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended June 30,
	June 30, 2007	March 31, 2007	June 30, 2006	2007	2006
Finance revenue	$ 1,758.1	$ 1,617.1	$ 1,379.3	$ 3,375.2	$ 2,673.9
Interest expense	942.6	873.6	677.7	1,816.2	1,276.0
Depreciation on operating lease equipment	292.3	263.6	256.2	555.9	505.6

Net finance revenue	523.2	479.9	445.4	1,003.1	892.3
Provision for credit losses	73.0	71.1	48.2	144.1	81.5

Net finance revenue, after credit provision	450.2	408.8	397.2	859.0	810.8
Other revenue	509.1	328.6	303.5	837.7	563.6

Total net revenue, after credit provision	959.3	737.4	700.7	1,696.7	1,374.4
Salaries and general operating expenses	378.0	355.8	344.8	733.8	667.9
Provision for severance and real estate exit activities	34.9	—	—	34.9	11.1
Loss on planned asset dispositions	787.9	—	—	787.9	—
Loss on early extinguishments of debt	—	139.3	—	139.3	—

Income before provision for income taxes	(241.5)	242.3	355.9	0.8	695.4
Provision for income taxes	114.7	(34.1)	(111.9)	80.6	(213.2)
Minority interest, after tax	(0.2)	(0.1)	(0.5)	(0.3)	(1.3)

Net income before preferred stock dividends	(127.0)	208.1	243.5	81.1	480.9
Preferred stock dividends	(7.5)	(7.5)	(7.5)	(15.0)	(15.2)

Net income available to common stockholders	$ (134.5)	$ 200.6	$ 236.0	$ 66.1	$ 465.7

Per common share data
Basic earnings per share	$ (0.70)	$ 1.03	$ 1.18	$ 0.34	$ 2.34
Diluted earnings per share	$ (0.70)	$ 1.01	$ 1.16	$ 0.34	$ 2.28
Number of shares - basic (thousands)	191,808	194,099	199,189	192,953	199,308
Number of shares - diluted (thousands)	195,349	197,922	203,923	196,635	204,172

Other Revenue
Fees and other income(1)	$ 108.2	$ 185.5	$ 144.8	$ 293.7	$ 273.5
Gains on receivable sales and syndication fees	76.4	53.6	63.1	130.0	103.7
Factoring commissions	52.5	52.4	55.9	104.9	111.7
Gains on sales of leasing equipment	33.6	29.5	33.2	63.1	54.6
Gains on securitizations	7.8	7.6	6.5	15.4	20.1
Gain on sale of U.S. construction portfolio	230.6	—	—	230.6	—

Total other revenue	$ 509.1	$ 328.6	$ 303.5	$ 837.7	$ 563.6

(1) Fees and other income primarily includes servicing fees and structuring and advisory fees.

Note: Loss on planned asset dispositions includes a $765.4 million fair value adjustment relating to the planned exit of the home lending business and a $22.5 million energy plant asset charge.

7

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	June 30, 2007	December 31, 2006
ASSETS
Financing and leasing assets held for investment:
Finance receivables	$ 49,100.1	$ 55,064.9
Reserve for credit losses	(508.1)	(659.3)

Net finance receivables	48,592.0	54,405.6
Operating lease equipment, net	11,932.5	11,017.9
Financing and leasing assets held for sale	2,463.9	1,553.7
Home lending finance receivables held for sale	10,383.8	240.0
Cash and cash equivalents	5,433.4	4,458.4
Retained interests in securitizations and other investments	1,204.5	1,059.4
Goodwill and intangible assets, net	1,382.1	1,008.4
Other assets	3,771.0	3,324.5

Total Assets	$ 85,163.2	$ 77,067.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt:
Commercial paper	$ 6,195.4	$ 5,365.0
Deposits	3,352.3	2,399.6
Non-recourse, secured borrowings	6,253.6	4,398.5
Variable-rate senior unsecured notes	24,095.5	19,184.3
Fixed-rate senior unsecured notes	28,600.2	29,107.1
Junior subordinated notes	750.0	—
Preferred capital securities	—	250.3

Total debt	69,247.0	60,704.8
Credit balances of factoring clients	3,911.0	4,131.3
Accrued liabilities and payables	4,644.2	4,440.8

Total Liabilities	77,802.2	69,276.9
Minority interest	47.2	39.9
Stockholders’ Equity:
Preferred stock	500.0	500.0
Common stock	2.1	2.1
Paid-in capital	10,689.2	10,678.9
Accumulated deficit	(2,872.6)	(2,838.9)
Accumulated other comprehensive income	217.0	129.6
Less: treasury stock, at cost	(1,221.9)	(720.6)

Total Common Stockholders’ Equity	6,813.8	7,251.1

Total Stockholders’ Equity	7,313.8	7,751.1

Total Liabilities and Stockholders’ Equity	$ 85,163.2	$ 77,067.9

Other Assets
Deposits on commercial aerospace flight equipment	$ 817.9	$ 719.0
Accrued interest and receivables from derivative counterparties	682.2	643.6
Investments in and receivables from non-consolidated subsidiaries	294.2	535.7
Repossessed assets and off-lease equipment	220.4	124.1
Prepaid expenses	118.2	99.2
Furniture and fixtures, miscellaneous receivables and other assets	1,638.1	1,202.9

	$ 3,771.0	$ 3,324.5

8

CIT GROUP INC. AND SUBSIDIARIES
OWNED AND MANAGED ASSET COMPOSITION
(dollars in millions)

	June 30, 2007	March 31, 2007	June 30, 2006
Commercial Finance Group
Corporate Finance
Finance receivables	$17,791.0	$19,421.8	$16,178.6
Operating lease equipment, net	160.9	185.5	167.3
Financing and leasing assets held for sale	769.3	921.9	211.8

Owned assets	18,721.2	20,529.2	16,557.7
Finance receivables securitized and managed by CIT	1,090.7	1,436.6	2,121.3

Managed assets	19,811.9	21,965.8	18,679.0

Transportation Finance
Finance receivables	2,163.8	2,186.7	1,474.4
Operating lease equipment, net	10,513.6	10,174.7	9,377.9
Financing and leasing assets held for sale	4.6	71.1	67.6

Owned assets	12,682.0	12,432.5	10,919.9

Trade Finance
Finance receivables	6,900.5	6,889.2	6,439.5
Financing and leasing assets held for sale	—	—	29.0

Owned assets	6,900.5	6,889.2	6,468.5

Specialty Finance Group
Vendor Finance
Finance receivables	10,512.8	9,452.0	7,322.3
Operating lease equipment, net	1,258.0	934.2	1,038.4
Financing and leasing assets held for sale	911.7	351.4	527.2

Owned assets	12,682.5	10,737.6	8,887.9
Finance receivables securitized and managed by CIT	4,267.1	4,277.5	3,840.8

Managed assets	16,949.6	15,015.1	12,728.7

Consumer and Small Business Lending
Finance receivables - home lending	—	10,837.1	9,263.2
Finance receivables - student lending	9,695.4	9,493.4	6,929.3
Finance receivables - small business lending	1,251.0	1,257.7	1,262.4
Finance receivables - other	785.6	588.6	436.4
Home lending finance receivables held for sale	10,383.8	115.0	240.0
Financing and leasing assets held for sale	778.3	495.5	265.0

Owned assets	22,894.1	22,787.3	18,396.3
Home lending finance receivables securitized and managed by CIT	569.4	600.5	723.8

Managed assets	23,463.5	23,387.8	19,120.1

Other - Equity Investments	151.9	21.2	27.8

Total
Finance receivables	$49,100.1	$60,126.5	$49,306.1
Operating lease equipment, net	11,932.5	11,294.4	10,583.6
Home lending finance receivables held for sale	10,383.8	115.0	240.0
Financing and leasing assets held for sale	2,463.9	1,839.9	1,100.6

Financing and leasing assets excl. equity investments	73,880.3	73,375.8	61,230.3
Equity investments (included in other assets)	151.9	21.2	27.8

Owned assets	74,032.2	73,397.0	61,258.1
Finance receivables securitized and managed by CIT	5,927.2	6,314.6	6,685.9

Managed assets	$79,959.4	$79,711.6	$67,944.0

Managed assets, excluding home lending	$69,575.6	$68,759.5	$58,440.8

9

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT DATA
(dollars in millions)

	Quarters Ended			Six Months Ended June 30,
	June 30, 2007	March 31, 2007	June 30, 2006	2007	2006
Commercial Finance Group
Corporate Finance
Net finance revenue, before depreciation	$ 175.1	$ 158.5	$ 145.5	$ 333.6	$ 272.5
Depreciation on operating lease equipment	10.6	9.8	7.8	20.4	16.5
Provision for credit losses	7.9	16.8	(0.6)	24.7	(3.2)
Other revenue*	311.8	87.7	58.4	399.5	118.4
Total net revenue, after credit provision	468.4	219.6	196.7	688.0	377.6
Provision for income taxes	(126.3)	(39.8)	(31.1)	(166.1)	(63.0)
Net income	209.8	72.4	64.7	282.2	119.0
Return on risk-adjusted capital	37.4%	13.2%	13.5%	25.6%	12.9%
New business volume	$ 4,279.0	$ 3,318.0	$ 3,654.7	$ 7,597.0	$ 6,092.7

Transportation Finance
Net finance revenue, before depreciation	$ 226.9	$ 210.9	$ 174.2	$ 437.8	$ 359.1
Depreciation on operating lease equipment	137.0	133.5	110.9	270.5	215.2
Provision for credit losses	0.3	(22.5)	1.3	(22.2)	0.9
Other revenue	19.4	17.7	33.2	37.1	39.3
Total net revenue, after credit provision	109.0	117.6	95.2	226.6	182.3
Provision for income taxes	(10.8)	(7.7)	1.1	(18.5)	(3.1)
Net income	62.9	76.3	64.6	139.2	114.1
Return on risk-adjusted capital	15.4%	19.3%	18.5%	17.3%	16.6%
New business volume	$ 696.3	$ 686.2	$ 785.7	$ 1,382.5	$ 1,282.8

Trade Finance
Net finance revenue, before depreciation	$ 42.0	$ 41.3	$ 38.6	$ 83.3	$ 77.1
Provision for credit losses	10.3	7.9	5.4	18.2	12.4
Other revenue	66.5	67.7	69.7	134.2	139.4
Total net revenue, after credit provision	98.2	101.1	102.9	199.3	204.1
Provision for income taxes	(21.7)	(23.3)	(23.4)	(45.0)	(47.0)
Net income	36.1	36.6	39.3	72.7	79.1
Return on risk-adjusted capital	16.5%	17.0%	18.5%	16.8%	18.8%

Total Commercial Finance Group
Net finance revenue, before depreciation	$ 444.0	$ 410.7	$ 358.3	$ 854.7	$ 708.7
Depreciation on operating lease equipment	147.6	143.3	118.7	290.9	231.7
Provision for credit losses	18.5	2.2	6.1	20.7	10.1
Other revenue	397.7	173.1	161.3	570.8	297.1
Total net revenue, after credit provision	675.6	438.3	394.8	1,113.9	764.0
Provision for income taxes	(158.8)	(70.8)	(53.4)	(229.6)	(113.1)
Net income	308.8	185.3	168.6	494.1	312.2
Return on risk-adjusted capital	26.0%	15.9%	16.2%	21.1%	15.4%
New business volume, excluding factoring	$ 4,975.3	$ 4,004.2	$ 4,440.4	$ 8,979.5	$ 7,375.5

* The June 2007 balance includes the $235.0 million gain on sale of construction portfolio.

10

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT DATA
(dollars in millions)

	Quarters Ended			Six Months Ended June 30,
	June 30, 2007	March 31, 2007	June 30, 2006	2007	2006
Specialty Finance Group
Vendor Finance
Net finance revenue, before depreciation	$ 292.8	$ 252.5	$ 265.2	$ 545.3	$ 532.0
Depreciation on operating lease equipment	144.8	120.4	137.4	265.2	273.9
Provision for credit losses	8.8	13.5	17.8	22.3	35.3
Other revenue	81.6	112.8	98.8	194.4	183.6
Total net revenue, after credit provision	220.8	231.4	208.8	452.2	406.4
Provision for income taxes	(28.9)	(37.9)	(35.1)	(66.8)	(70.4)
Net income	67.9	73.5	70.3	141.4	132.4
Return on risk-adjusted capital	15.4%	19.7%	25.8%	16.5%	24.1%
New business volume	$ 2,470.1	$ 2,317.6	$ 2,063.9	$ 4,787.7	$ 4,012.9

Consumer and Small Business Lending*
Net finance revenue, before depreciation	$ 103.4	$ 93.9	$ 88.5	$ 197.3	$ 173.2
Provision for credit losses	68.7	43.7	18.8	112.4	39.4
Other revenue	40.4	42.3	42.4	82.7	81.6
Total net revenue, after credit provision	75.1	92.5	112.1	167.6	215.4
Provision for income taxes	271.8	(9.8)	(13.9)	262.0	(26.1)
Net income	(486.3)	20.3	24.9	(466.0)	46.5
Return on risk-adjusted capital	(127.5)%	5.7%	7.7%	(63.1)%	7.3%
New business volume	$ 3,492.5	$ 4,457.4	$ 3,486.7	$ 7,949.9	$ 7,318.2

Total Specialty Finance Group
Net finance revenue, before depreciation	$ 396.2	$ 346.4	$ 353.7	$ 742.6	$ 705.2
Depreciation on operating lease equipment	144.8	120.4	137.4	265.2	273.9
Provision for credit losses	77.5	57.2	36.6	134.7	74.7
Other revenue	122.0	155.1	141.2	277.1	265.2
Total net revenue, after credit provision	295.9	323.9	320.9	619.8	621.8
Provision for income taxes	242.9	(47.7)	(49.0)	195.2	(96.5)
Net income	(418.4)	93.8	95.2	(324.6)	178.9
Return on risk-adjusted capital	(50.9)%	12.8%	15.9%	(20.3)%	15.0%
New business volume	$ 5,962.6	$ 6,775.0	$ 5,550.6	$ 12,737.6	$ 11,331.1

Corporate and Other
Net finance revenue, before depreciation	$ (24.7)	$ (13.6)	$ (10.4)	$ (38.3)	$ (16.0)
Provision for credit losses	(23.0)	11.7	5.5	(11.3)	(3.3)
Other revenue	(10.6)	0.4	1.0	(10.2)	1.3
Total net revenue, after credit provision	(12.2)	(24.8)	(15.0)	(37.0)	(11.4)
Provision for income taxes	30.6	84.4	(9.5)	115.0	(3.6)
Net (loss) income	(24.9)	(78.5)	(27.8)	(103.4)	(25.4)
Return on risk-adjusted capital	(2.3)%	(3.0)%	(2.0)%	(2.4)%	(1.1)%

* The June 2007 results include a $765 million pretax fair value adjustment relating to the planned exit of the home lending portfolio.

11

CIT GROUP INC. AND SUBSIDIARIES
CREDIT METRICS
(dollars in millions)

	Quarters Ended								Six Months Ended June 30,
	June 30, 2007		March 31, 2007			June 30, 2006			2007			2006
Net Credit Losses - Owned as a Percentage
of Average Finance Receivables
Corporate Finance	$ 6.5	0.13%	$ 17.8	0.37%		$(5.4)	(0.1	4)%	$ 24.3	0.25%		$ (5.2)	(0.0	7)%
Transportation Finance	0.4	0.08%	(22.5)	(4.1	5)%	1.4	0.36%		(22.1)	(2.0	2)%	1.4	0.17%
Trade Finance	10.0	0.59%	7.0	0.42%		5.8	0.35%		17.0	0.51%		12.5	0.39%

Total Commercial Finance Group	16.9	0.23%	2.3	0.03%		1.8	0.03%		19.2	0.13%		8.7	0.08%

Vendor Finance	15.8	0.59%	13.7	0.57%		16.7	0.89%		29.5	0.58%		30.5	0.82%
Consumer and Small Business Lending	49.4	0.87%	41.2	0.78%		24.1	0.56%		90.6	0.83%		45.7	0.55%

Total Specialty Finance Group	65.2	0.78%	54.9	0.72%		40.8	0.66%		120.1	0.75%		76.2	0.64%

Total	$82.1	0.53%	$ 57.2	0.39%		$ 42.6	0.35%		$ 139.3	0.46%		$ 84.9	0.36%

Total, excluding student loans	$82.1	0.62%	$ 57.2	0.46%		$ 42.6	0.41%		$ 139.3	0.54%		$ 84.9	0.42%

Net Credit Losses - Managed as a Percentage
of Average Managed Finance Receivables
Corporate Finance	$ 9.6	0.18%	$ 19.8	0.38%		$(2.9)	(0.0	6)%	$ 29.4	0.28%		$ (1.6)	(0.0	2)%
Transportation Finance	0.4	0.08%	(22.5)	(4.1	5)%	1.4	0.36%		(22.1)	(2.0	2)%	1.4	0.17%
Trade Finance	10.0	0.59%	7.0	0.42%		5.8	0.35%		17.0	0.51%		12.5	0.38%

Total Commercial Finance Group	20.0	0.26%	4.3	0.06%		4.3	0.07%		24.3	0.16%		12.3	0.10%

Vendor Finance	24.6	0.66%	20.0	0.59%		25.6	0.91%		44.6	0.62%		47.3	0.84%
Consumer and Small Business Lending	53.1	0.91%	45.7	0.84%		31.1	0.70%		98.9	0.88%		59.3	0.69%

Total Specialty Finance Group	77.7	0.81%	65.7	0.74%		56.7	0.78%		143.5	0.78%		106.6	0.75%

Total	$97.7	0.57%	$ 70.0	0.43%		$ 61.0	0.44%		$ 167.8	0.50%		$ 118.9	0.44%

Total, excluding student loans	$97.7	0.66%	$ 70.0	0.50%		$ 61.0	0.50%		$ 167.8	0.58%		$ 118.9	0.50%

Finance Receivables Past Due 60 days or more - Owned as a Percentage of Finance Receivables	June 30, 2007		March 31, 2007		June 30, 2006
Corporate Finance	$ 73.6	0.41%	$ 59.9	0.31%	$ 87.0	0.54%
Transportation Finance	12.5	0.58%	16.3	0.75%	18.7	1.27%
Trade Finance	87.2	1.26%	94.9	1.38%	117.5	1.82%

Total Commercial Finance Group	173.3	0.65%	171.1	0.60%	223.2	0.93%

Vendor Finance	211.7	2.02%	226.8	2.40%	213.3	2.91%
Consumer and Small Business Lending	1,296.7	5.62%	1,056.9	4.77%	546.2	3.05%

Total Specialty Finance Group	1,508.4	4.50%	1,283.7	4.06%	759.5	3.01%

Total	$1,681.7	2.78%	$1,454.8	2.42%	$ 982.7	1.99%

Total, excluding student loans	$1,193.9	2.35%	$1,001.9	1.98%	$ 754.0	1.78%

Non-performing Assets - Owned as a Percentage of Finance Receivables
Corporate Finance	$ 84.9	0.48%	$ 99.0	0.51%	$ 196.9	1.22%
Transportation Finance	5.0	0.23%	7.6	0.35%	10.5	0.71%
Trade Finance	53.2	0.77%	57.9	0.84%	79.5	1.23%

Total Commercial Finance Group	143.1	0.53%	164.5	0.58%	286.9	1.19%

Vendor Finance	119.7	1.14%	108.7	1.15%	101.2	1.38%
Consumer and Small Business Lending	811.2	3.52%	609.9	2.75%	297.5	1.66%

Total Specialty Finance Group	930.9	2.77%	718.6	2.27%	398.7	1.58%

Total	$1,074.0	1.78%	$ 883.1	1.47%	$ 685.6	1.39%

Total, excluding student loans	$1,074.0	2.12%	$ 883.1	1.74%	$ 685.6	1.62%

Finance Receivables Past Due 60 days or more - Managed as a
Percentage of Managed Financial Assets
Corporate Finance	$ 79.1	0.40%	$ 70.0	0.32%	$ 90.6	0.49%
Transportation Finance	12.5	0.58%	16.3	0.72%	18.7	1.21%
Trade Finance	87.2	1.26%	94.9	1.38%	117.5	1.82%

Total Commercial Finance Group	178.8	0.62%	181.2	0.59%	226.8	0.86%

Vendor Finance	373.7	2.38%	363.2	2.58%	309.1	2.64%
Consumer and Small Business Lending	1,345.5	5.51%	1,107.6	4.74%	611.3	3.20%

Total Specialty Finance Group	1,719.2	4.29%	1,470.8	3.93%	920.4	2.99%

Total	$1,898.0	2.76%	$1,652.0	2.42%	$1,147.2	2.00%

Total, excluding student loans	$1,410.2	2.41%	$1,199.1	2.05%	$ 918.5	1.82%

12

CIT GROUP INC. AND SUBSIDIARIES
RATIOS AND OTHER DATA
(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended June 30,
	June 30, 2007	March 31, 2007	June 30, 2006	2007	2006
Profitability
Net finance revenue as a percentage of AEA	2.89%	2.83%	3.16%	2.85%	3.27%
Net finance revenue after provision as a percentage of AEA	2.49%	2.41%	2.82%	2.44%	2.97%
Salaries and general operating expenses as a percentage of AMA	2.10%	1.92%	2.19%	2.01%	2.21%
Efficiency ratio	40.0%	44.0%	46.0%	41.8%	46.6%
Return on average common stockholders’ equity	(7.8%)	11.5%	14.1%	1.9%	14.1%
Return on AEA	(0.74%)	1.18%	1.68%	0.19%	1.71%
Return on AMA	(0.68%)	1.08%	1.50%	0.17%	1.51%
See “Non-GAAP Disclosures” for additional information regarding profitability ratio and metric comparisons.
Average Balances
Average Finance Receivables (AFR)	$ 62,417.8	$ 58,798.1	$ 48,393.8	$ 60,669.3	$ 46,927.4
Average Earning Assets (AEA)	72,352.8	67,920.9	56,296.3	70,277.0	54,616.9
Average Managed Assets (AMA)	78,640.9	74,100.6	63,032.6	76,459.6	61,509.8
Average Operating Leases (AOL)	11,695.6	11,168.2	10,481.9	11,450.5	10,195.3
Average Common Stockholders’ Equity	6,889.1	6,955.4	6,715.9	6,925.3	6,608.1

	June 30, 2007	March 31, 2007	June 30, 2006
Capital and Leverage
Total tangible stockholders’ equity to managed assets	8.27%	8.65%	9.59%
Tangible book value per common share	$28.13	$29.43	$29.04

Reserve for Credit Losses
Reserve for credit losses as a percentage of finance receivables, excluding student loans	1.29%	1.39%	1.51%

Reserve for credit losses (excluding reserves related to impaired loans and hurricane reserves) as a percentage of finance receivables, excluding student loans(1)	1.22%	1.22%	1.21%

Reserve for credit losses as a percentage of finance receivables	1.03%	1.17%	1.29%

Reserve for credit losses as a percentage of non-performing assets	47.3%	79.7%	93.1%
Reserve for credit losses as a percentage of finance receivables past due 60 days or more	30.2%	48.4%	64.9%

Reserve for credit losses as a percentage of finance receivables past due 60 days or more, excluding student lending	42.6%	70.2%	84.6%

(1) All periods exclude home lending.

13

CIT GROUP INC. AND SUBSIDIARIES
Select Concentration Data
(dollars in millions unless specified)

Commercial Aerospace Portfolio:

	June 30, 2007		March 31, 2007		June 30, 2006
	Net Investment	Number	Net Investment	Number	Net Investment	Number
By Region:
Europe	$2,893.7	88	$2,826.2	88	$2,708.8	86
U.S. and Canada	1,237.8	59	1,262.0	59	905.5	41
Asia Pacific	1,822.0	57	1,758.8	54	1,509.0	50
Latin America	985.4	31	984.5	31	859.6	28
Africa / Middle East	497.2	13	486.8	12	367.1	9

Total	$7,436.1	248	$7,318.3	244	$6,350.0	214

By Manufacturer:
Boeing	$3,204.7	126	$3,162.9	126	$2,750.0	114
Airbus	4,222.0	121	4,150.0	118	3,571.7	94
Other	9.4	1	5.4	—	28.3	6

Total	$7,436.1	248	$7,318.3	244	$6,350.0	214

By Body Type (1):
Narrow body	$5,537.4	190	$5,394.7	186	$4,896.9	172
Intermediate	1,631.8	43	1,657.9	43	1,244.2	26
Wide body	257.5	14	260.3	15	180.6	10
Other	9.4	1	5.4	—	28.3	6

Total	$7,436.1	248	$7,318.3	244	$6,350.0	214

By Product:
Operating lease	$6,645.2	205	$6,439.1	198	$5,968.0	190
Leveraged lease (other)	40.5	2	40.5	2	148.5	5
Leveraged lease (tax optimized)	44.3	1	43.9	1	90.2	5
Capital lease	145.1	5	214.2	8	69.3	3
Loan	561.0	35	580.6	35	74.0	11

Total	$7,436.1	248	$7,318.3	244	$6,350.0	214

Number of accounts	98		94		97
Weighted average age of fleet (years)	6		6		6
Largest customer net investment	$ 282.8		$286.0		$294.7
Off-lease aircraft		—		—		1

New Aircraft Delivery Order Book (dollars in billions)
For the Years Ending December 31,
2006 (Remaining 2006)	$ —	—	$ —	—	$ 0.4	8
2007 (Remaining 2007)	0.7	14	1.1	21	1.2	26
2008	1.4	24	1.4	24	1.1	21
2009	0.8	13	0.8	13	—	—
Thereafter	4.1	60	2.3	28	0.6	5

Total	$ 7.0	111	$ 5.6	86	$ 3.3	60

(1) Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft. Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.

Managed Home Lending Portfolio Statistics

	June 30, 2007	March 31, 2007	June 30, 2006
Managed assets	$ 11,894.2	$ 11,552.6	$ 10,227.0
Portfolio assets	$ 11,324.7	$ 10,952.1	$ 9,503.2
% of first mortgages	89%	89%	90%
Average loan size	$ 127.9	$ 124.3	$ 119.8
Fixed-rate mortgage %	43%	42%	44%
Weighted Average loan-to-value	82%	82%	81%
Average FICO score	637	636	636
Delinquencies (sixty days or more)	6.60%	5.15%	3.24%
Net charge-offs-managed basis	1.43%	1.30%	1.03%
Net charge-offs-owned basis	1.37%	1.20%	0.84%

14

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

	June 30, 2007	March 31, 2007	June 30, 2006
Managed assets(1):
Finance receivables	$ 49,100.1	$ 60,126.5	$ 49,306.1
Operating lease equipment, net	11,932.5	11,294.4	10,583.6
Financing and leasing assets held for sale	2,463.9	1,839.9	1,100.6
Home lending finance receivables held for sale	10,383.8	—	—
Equity and venture capital investments (included in other assets)	151.9	21.2	27.8

Total financing and leasing portfolio assets	74,032.2	73,282.0	61,018.1
Securitized assets	5,927.2	6,314.6	6,685.9

Managed assets	$ 79,959.4	$ 79,596.6	$ 67,704.0

Earning assets(2):
Total financing and leasing portfolio assets	$ 74,032.2	$ 73,282.0	$ 61,018.1
Credit balances of factoring clients	(3,911.0)	(3,769.9)	(3,702.8)

Earning assets	$ 70,121.2	$ 69,512.1	$ 57,315.3

Tangible equity(3):
Total equity	$ 6,813.8	$ 6,927.9	$ 6,910.9
Other comprehensive income relating to derivative financial instruments	(59.5)	(11.6)	(99.9)
Unrealized gain on securitization investments	(8.2)	(15.5)	(12.0)
Goodwill and intangible assets	(1,382.1)	(1,252.4)	(1,033.6)

Tangible common equity	5,364.0	5,648.4	5,765.4
Preferred stock	500.0	500.0	500.0
Preferred capital securities(4)	—	—	251.2
60 year junior subordinated notes	750.0	750.0	—

Tangible equity	$ 6,614.0	$ 6,898.4	$ 6,516.6

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to trends in the business to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

1) Managed assets are utilized in certain credit and expense ratios. Securitized assets are included in managed assets because CIT retains certain credit risk and the servicing related to assets that are funded through securitizations.

2) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount, which corresponds to amounts funded, is a basis for revenues earned.

3)Tangible equity is utilized in leverage ratios, and is consistent with certain rating agency measurements. Other comprehensive income and unrealized gains on securitization investments (both included in the separate component of equity) are excluded from the calculation, as these amounts are not necessarily indicative of amounts which will be realized.

4) The preferred capital securities were called on March 16, 2007.

15